CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of TMSF Holdings, Inc. on Form SB-2 of our report, dated February 23, 2004, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
September 13, 2004